Exhibit 10.2

           CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT

                                     between

                       Atlantic Technology Ventures, Inc.

                                       and

                         the Investors Signatory Hereto

          THIS CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT is entered into effective as of September 28, 2000 (the "Agreement"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and Atlantic Technology Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

          WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase in the aggregate (a) up to $3,000,000 of preferred stock of the Company and (b) warrants to purchase shares of the common stock of the Company (as defined below)

          WHEREAS, such investments will be made in reliance upon the provisions of Regulation S and/or Section 4(2) ("Section 4(2)") and/or 4(6) of the United States Securities Act and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

         In addition to the definitions set forth in the text of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

         "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the

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Company or any Warrants, options or other rights to subscribe for or purchase
Capital Shares or any such convertible or exchangeable securities.

         "Closing" shall mean each closing of the purchase and sale of the Series B Preferred Stock and Warrants pursuant to Section 2.1.

         "Closing Date" shall mean the Initial Closing Date or the Second Closing Date, as applicable.

         "Common Stock" shall mean the Company's common stock, $0.001 par value per share.

         "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased hereunder.

         "Damages" shall mean any loss, claim, damage, judgment, penalty, deficiency or liability, including reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

         "Disclosure Schedule" shall mean the written disclosure schedule, if any, delivered on or prior to the date hereof by the Company to the Investors that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

         "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities applicable to a particular Closing as set forth in the Registration Rights Agreement.

         "Escrow Agent" shall have the meaning set forth in the Escrow
Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement in substantially the form of Exhibit D hereto executed and delivered contemporaneously with this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Initial Closing Date" shall mean the date of issuance of the Initial Purchased Shares and the Initial Warrants.

         "Initial Purchased Shares" shall mean the Purchased Shares issued on the Initial Closing Date.

         "Initial Warrants" shall mean the Warrants issued on the Initial Closing Date.

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         "Irrevocable Transfer Agent Instructions" shall mean the Irrevocable
Transfer Agent Instructions, in the form of Exhibit F attached hereto, from the Company to the Company's transfer agent.

         "Issue Date" shall mean the date on which Purchased Shares and Warrants are issued pursuant to Article II.

         "Legend" shall mean the legend set forth in Section 9. 1.

         "Market Price" on any given date shall mean the average closing bid price on the Principal Market (as reported by such Principal Market) of the Common Stock during the five Trading Day period ending on the Trading Day immediately prior to the date for which the Market Price is to be determined.

         "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Series B Certificate of Designations or the Warrants in any material respect.

         "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" shall mean the preferred stock, par value $0.001 per share, of the Company.

         "Principal Market" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the applicable time the principal trading exchange or market for the Common Stock, based upon share volume.

         "Purchase Price" with respect to the issuance and sale of Series B Preferred Stock hereunder on any given Closing Date shall mean the Market Price; provided, however, that the Purchase Price for the shares of Series B Preferred Stock purchased at the Initial Closing shall not exceed $3.00 per share.

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

         "Purchased Shares" shall mean the Series B Preferred Stock purchased pursuant to this Agreement.

         "Registrable Securities" shall mean the Conversion Shares and the Warrant Shares until (i) all Registration Statements have been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statements, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Conversion Shares and Warrant Shares may be sold within a three-month period pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

         "Registration Rights Agreement" shall mean the agreement regarding the filing of each of the Registration Statements for the resale of the Registrable Securities applicable to each particular Closing, entered into between the Company and the Investors as of the Initial Closing Date substantially in the form annexed hereto as Exhibit C.

         "Registration Statement" shall mean any registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors under the Securities Act of Registrable Securities issuable upon conversion of Purchased Shares, and exercise of Warrants, issued at a Closing.

         "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

         "Repurchase Date" means the date of repurchase of Purchased Shares, Warrant Shares and Conversion Shares pursuant to Section 2.4.

         "Repurchase Event" means any one of the following events:

                  (1) The Company fails to file a Registration Statement within 45 days after the Closing to which it relates;

                  (2) The Company fails to obtain effectiveness with the SEC of a Registration Statement within120 days after the Closing to which it relates;

                  (3) After the Effective Date, the inability for 30 or more days (whether or not

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         consecutive) of any holder of Securities to sell such Securities pursuant to the Registration Statement, but only if such inability is attributable, directly or indirectly, to any action or omission on the part of the Company;

                  (4) The Company shall fail or default in the timely performance of any obligation (A) to issue Conversion Shares as and when required by this Agreement, (B) to comply with Section 9.3 regarding the removal of restrictive legends and stop transfer restrictions with respect to the Securities or (C) under the Transaction Documents;

                  (5) Any consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the common stock of such surviving company is not listed for trading on the NYSE, the AMEX, the Nasdaq National Market System or the Nasdaq SmallCap, or any sale or other transfer of all or substantially all of the assets of the Company (provided, however, that no transaction described in this subparagraph shall constitute a Repurchase Event unless the Board of Directors of the Company shall have approved such transaction);

                  (6) The Company amends its Certificate of Incorporation or Bylaws, without the consent of the Investors, which amendment materially and adversely affects the rights of any holder of the Securities;

                  (7) The Company terminates the employment of A. Joseph Rudick as Chief Executive Officer or Frederic P. Zotos as President of the Company (including a change or diminution of his duties as such);

                  (8) The Company fails to comply with any of its obligations under Section 6.13 hereof (provided, however, that failure to obtain the stockholder approvals contemplated by Section 6.13 hereof, by itself, will not constitute a Repurchase Event); or

                  (9) The Company sells, licenses, transfers (whether by operation of law or otherwise) or otherwise disposes of all or substantially all of its assets or technology portfolio (provided, however, that no transaction described in this subparagraph shall constitute a Repurchase Event unless the Board of Directors of the Company shall have approved such transaction).

         "Repurchase Notice" means a notice from an Investor to the Company which states (1) that the Investor is thereby requiring the Company to repurchase Purchased Shares, Warrant Shares and Conversion Shares pursuant to
Section 2.4, (2) in general terms the Repurchase Event giving rise to such required repurchase, and (3) the number of Purchased Shares, Warrant Shares and Conversion Shares which the Company is required to repurchase.

         "Repurchase Price" means the closing sale price of the Common Stock on the trading day prior to a Repurchase Date.

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         "SEC" shall mean the Securities and Exchange Commission.

         "Second Closing" shall mean the closing of the issuance and sale of the Second Tranche Purchased Shares and the Second TrancheWarrants.

         "Second Closing Date" shall mean the date, if any, that is ninety (90) days after the Effective Date of the original Registration Statement required to be filed hereunder (or such later date that the conditions to the Second Closing are satisfied or waived) or, if such date is not a Trading Day, the first Trading Day thereafter; provided, however, if the conditions to the Second Closing are not satisfied or waived on or before one hundred and fifty (150) days after the Initial Closing Date, the Investors shall have no obligation to purchase the Series B Preferred Stock or the Warrants on such date.

         "Second Tranche Purchased Shares" Shall mean the Purchased Shares issued on the Second Closing Date.

         "Second Tranche Warrants" shall mean the Warrants issued on the Second Closing Date.

         "Section 4(2)" and "Section 4(6)" shall have the meanings set forth in the recitals of this Agreement.

         "Securities" shall mean the Purchased Shares, the Warrants, the Warrant Shares and the Conversion Shares.

         "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         "SEC Documents" shall mean the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 and each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

         "Series B Certificate of Designation" shall mean the Certificate of Designation relating to the Series B Preferred Stock attached hereto as Exhibit A.

         "Series B Preferred Stock" shall mean the Company's Series B Preferred Stock, par value $0.001 per share, having the rights, terms, and privileges set forth in the Company's Series B Certificate of Designations.

         "Shares" shall have the meaning set forth in Section 1.16.

         "Trading Day" shall mean any day during which the Principal Market shall be open for business.

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

         "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, the Series B Certificate of Designations, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and each of the other agreements, documents and instruments entered into and delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

         "Warrants" shall mean the Warrants substantially in the form of Exhibit B to be issued to the Investors hereunder.

         "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.


                                   ARTICLE II

               Purchase and Sale of Purchased Shares and Warrants

Section 2.1.  Investment.

         (a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell and the Investors agree to purchase the Purchased Shares together with the Warrants at the Purchase Price as follows:

                  (i) On the Initial Closing Date, the Company shall sell, and the Investors shall purchase, an aggregate of $2,000,000 of Purchased Shares at the applicable Purchase Price and Warrants in an amount and with an exercise price as provided in Section 2.1(c), provided, however, that $1,000,000 of the Purchase Price, together with the Purchased Shares represented thereby and a pro rata portion of the Warrants, shall be held in escrow pursuant to the terms of the Escrow Agreement.

                  (ii) On the Second Closing Date, if any, the Company shall sell, and the Investors shall purchase, an aggregate of $1,000,000 of Purchased Shares at the applicable Purchase Price and Warrants in an amount and with an exercise price as provided in Section 2.1(c).

         (b) Each Closing shall occur on the applicable Closing Date at the Escrow Agent's offices, at which time the Escrow Agent (x) shall release to the Investors those Purchased Shares and Warrants to be issued on such Closing Date which are not being escrowed pursuant to the Escrow Agreement (and/or provide evidence satisfactory to the Investors of delivery of the Irrevocable Transfer Agent Instructions with respect to those Purchased Shares and Warrants) and (y) shall release to the Company the entire amount of the aggregate Purchase Price that is not being escrowed pursuant to the Escrow Agreement in immediately available

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funds (after all fees have been paid as set forth in the Escrow Agreement to be paid on such Closing Date), pursuant to the terms of the Escrow Agreement.

         (c) The number of Warrants to be issued at each Closing shall be an amount equal to 67,000 Warrants for each $1,000,000 in aggregate Purchase Price paid for the Purchased Shares issued at that Closing, and the exercise price of the Warrants shall be 110% of the lower of (1) the Market Price on the Issue Date or (2) the Market Price one hundred eighty (180) days after the applicable Closing Date. It is agreed that the aggregate number of Warrants to be issued on the Initial Closing Date shall be 120,600. Each Warrant, upon issuance, will be exercisable for one (1) share of the Company's Common Stock.

         (d)      [Intentionally Deleted]

         (e) The obligation of the Company hereunder to issue and sell the Purchased Shares and the Warrants to the Investors at each Closing is subject to the satisfaction, at or before such Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

                  (i) The Investors shall have executed each of the Transaction Documents to be executed by them and delivered the same to the Company.

                  (ii) The Escrow Agent shall have delivered to the Company the aggregate Purchase Price for those Purchased Shares and the Warrants being purchased by the Investors at the Closing which are not being escrowed pursuant to the Escrow Agreement by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

                  (iii) The representations and warranties of the Investors shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall have been true and correct as of such date), and the Investors shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to such Closing Date.

         (f) The obligation of each Investor hereunder to purchase the Purchased Shares and Warrants at each Closing is subject to the satisfaction, at or before the Closing Date thereof, of each of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company and each other Investor shall have executed each of the Transaction Documents to be executed by it and delivered the same to such Investor.

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                  (ii) The Common Stock shall be authorized for quotation on the
         Principal Market, trading in the Common Stock shall not have been suspended by the Principal Market or the SEC at any time beginning on the date hereof and through and including such Closing Date, and the Company shall not have been notified by the Principal Market or the SEC of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

                  (iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall have been true as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date. Such Investor shall have received a certificate, executed by the Company's President, dated as of such Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 4.3 below.

                  (iv) Such Investor shall have received the opinion of the Company's counsel dated as of such Closing Date, in form, scope and substance reasonably satisfactory to such Investor and in substantially the form of Exhibit E attached hereto.

                  (v) The Company shall have executed and delivered (or shall have caused the Escrow Agent to deliver) to such Investor certificates representing the Purchased Shares (in such denominations as such Investor shall request) being purchased by such Investor at such Closing.

                  (vi) The Company shall have executed and delivered (or shall have caused the Escrow Agent to deliver) to such Investor the Warrants (in such denominations as such Investor shall request) being purchased by such Investor at such Closing.

                  (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2 below and in a form reasonably acceptable to such Investor (the "Resolutions").

                  (viii) As of such Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the shares of Common Stock issuable in connection with this Agreement, a number of shares of Common Stock equal to at least 200% of the number of (x) Conversion Shares issuable upon conversion of the Purchased Shares to be outstanding on such Closing Date (assuming all such Purchased Shares were fully convertible on such date regardless of any limitations on the timing or amount of such conversions) and (y) Warrant Shares issuable upon exercise of the Warrants to be outstanding on such Closing Date (assuming

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         all such Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

                  (ix) The Company shall have delivered the Irrevocable Transfer Agent Instructions to its Transfer Agent, and such Transfer Agent shall have acknowledged receipt thereof in writing.

                  (x) The Company shall have delivered to such Investor a certificate evidencing good standing of the Company and each Subsidiary in such corporation's state of incorporation and each other state in which the nature of its business requires qualification to conduct business therein issued by the Secretary of State of such states as of a date within ten (10) days of such Closing Date.

                  (xi) The Company shall have delivered to such Investor a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of such Closing Date.

                  (xii) The Company shall have delivered to such Investor a certificate, executed by the Company's Secretary dated such Closing Date, as to (i) the Resolutions, (ii) the Company's Certificate of Incorporation and (iii) the Company's Bylaws, each as in effect on the Closing Date.

                  (xiii) The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

                  (xiv) Each other Investor shall have purchased its pro rata share of the Securities to be purchased by it at such Closing.


         (g) In addition to the conditions to Closing set forth in Section 2.1(f) above, each Investor's obligation hereunder to purchase the Securities to be purchased by it on the Second Closing Date shall be subject to the satisfaction, on or before the Second Closing Date, of each of the following additional conditions, provided that these conditions are for the Investor's sole benefit and may be waived by it at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) the original Registration Statement required to be filed hereunder with respect to the shares of Common Stock issuable upon conversion of the Initial Purchased Shares and the Initial Warrants shall be effective on the Second Closing Date;

                  (ii) the Company shall have received stockholder approval of the Company's issuance of all of the Securities in excess of any limitation or cap imposed by the Principal Market as contemplated by
         Section 6.13;

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                  (iii) each of the Transaction Documents shall be and remain in full force and effect on and as of such Closing Date;

                  (iv) average of the closing bid prices of the Common Stock on the Principal Market for the period of twenty (20) consecutive trading days ending on the trading day immediately preceding the Second Closing Date shall be not less than the Market Price on the Initial Closing Date;

                  (v) the average daily trading volume of the Common Stock on the Principal Market for the forty (40) trading days immediately preceding such Closing Date shall be not less than the average daily trading volume for the forty (40) trading days immediately preceding the Initial Closing Date; and

                  (vi) Such Investor shall have received a certificate, executed by the Company's Chief Executive Officer, dated as of the Second Closing Date, to the effect that since the Initial Closing Date, (i) no Material Adverse Effect has occurred or exists, except as disclosed in any SEC Documents filed at least five (5) days prior to the Second Closing Date, and available on EDGAR, and (ii) the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") or any similar state bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to an initiate involuntary proceeding under the Bankruptcy Code or any such state law.


Section 2.2. Liquidated Damages. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such agreement bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investors in connection with the failure by the Company to timely cause the registration of the Registrable Securities and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated both this Agreement and the Registration Rights Agreement at arm's length.

Section 2.3. [Intentionally Deleted]

Section 2.4 Repurchase at Option of the Investors.

         (a) Repurchase Right. If a Repurchase Event occurs while any of an Investor's Purchased Shares, Warrant Shares or Conversion Shares are outstanding, then, in addition to any other right or remedy of the Investors, each Investor shall have the right, at such Investor's option, to require the Company to repurchase all of such Investor's Purchased Shares, Warrant Shares and Conversion Shares then owned by such Investor, or any portion thereof, on the date that is three business days after the date such Investor gives the Company a Repurchase Notice

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with respect to such Repurchase Event at any time, for an aggregate amount (the
"Repurchase Amount") equal to the greater of (a) 125% of the aggregate Purchase Price and Exercise Price, as the case may be, paid for the Securities to be repurchased or (b) the aggregate Repurchase Price for the number of Conversion Shares held by or issuable to the Investors and the Warrant Shares being repurchased on the Repurchase Date.

         (b) Notices; Method of Exercising Optional Repurchase Rights, Etc. (1) On or before the fifth business day after the occurrence of a Repurchase Event, the Company shall give to each of the Investors a notice of the occurrence of such Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such notice from the Company shall set forth:

             (i) the day by which the optional repurchase right must be exercised, and

             (ii) a description of the procedure (set forth below) which an Investor must follow to exercise the Investor's optional repurchase right.

No failure of the Company to give such notice or defect therein shall limit the right of an Investor to exercise the optional repurchase right or affect the validity of the proceedings for the repurchase of an Investor's Securities.

                  To exercise its optional repurchase right, an Investor shall deliver to the Company on or before the 30th day after the notice required by
Section 2.4(b)(1) is given to such Investor (or if no such notice has been given by the Company to such Investor, within 40 days after such Investor first learns of such Repurchase Event) a Repurchase Notice to the Company. A Repurchase Notice may be revoked by an Investor giving such Repurchase Notice by giving notice of such revocation to the Company at any time prior to the time the Company pays the Repurchase Price to such Investor.

                  If an Investor shall have given a Repurchase Notice, on the date which is three business days after the date such Repurchase Notice is given (or such later date as such Investor surrenders its certificates for the Securities repurchased) the Company shall pay the Repurchase Amount in immediately available funds to such account as specified by such Investor in writing to the Company at least one business day prior to the applicable Repurchase Date.

         (c) Other. (1) In connection with a repurchase pursuant to this Section
2.4 of less than all of the shares evidenced by a particular certificate, promptly, but in no event later than five business days after surrender of such certificate to the Company, the Company shall issue and deliver to the Investor a replacement certificate for the shares evidenced by such certificate which have not been repurchased.

                  (2) A Repurchase Notice given by an Investor shall be deemed for all purposes to be in proper form unless the Company notifies such Investor in writing within three business days after such Repurchase Notice has been given (which notice shall specify all defects in such Repurchase Notice), and any Repurchase Notice containing any such defect shall nonetheless be effective on the date given if such Investor promptly corrects all such defects. No such claim of

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error shall limit or delay performance of the Company's obligation to repurchase all Securities if that obligation is not in dispute whether or not the Investor makes such corrections.

                  (3) The Company agrees that if it shall repurchase any of the Securities that it shall make such redemption pro-rata among all Investors in proportion their initial purchases of such Securities pursuant to this Agreement.


                                   ARTICLE III

                 Representations and Warranties of the Investors

Each Investor, severally and not jointly, represents and warrants to the Company that:

Section 3.1. Intent. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Securities. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.3. Authority. This Agreement and each agreement attached as an exhibit hereto that is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Investor has reviewed copies of all SEC Documents deemed relevant by Investor.

Section 3.6. Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.7. No Conflicts. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's organizational documents or any material agreement, contract or other instrument to which the Investor is a party or (ii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any material property or asset of the Investor is bound or affected, nor is the Investor otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The Investor is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Purchased Shares or the Warrants in accordance with the terms hereof.

                                   ARTICLE IV

                  Representations and Warranties of the Company

The Company represents and Warrants to the Investors that, except as set forth on the Disclosure Schedule, if any, prepared by the Company and delivered herewith:

Section 4.1. Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrants and to issue the Securities pursuant to the terms of the Transaction Documents, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Purchased Shares certificates and the Warrants by the Company, the filing of the Series B Certificate of Designations with the Delaware Secretary of State, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this

Agreement, the Registration Rights Agreement, the Escrow Agreement, the Purchased Shares certificates and the Warrants have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number to comply with the terms of the Transaction Documents with respect to the conversion of the Purchased Shares and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the potential future issuance of the Conversion Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Purchased Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under the Bankruptcy Code. The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Purchased Shares and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

Section 4.3. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 6,059,886 shares were issued and outstanding as of September 28, 2000 and 10,000,000 shares of Preferred Stock, 1,375,000 of which are designated Series A Preferred Stock, 371,544 of which were issued and outstanding as of September 28, 2000, and 2,000,000 of which are designated Series B Preferred Stock, none of which were issued and outstanding prior to the transactions contemplated hereby. Except for outstanding options and warrants as set forth in the SEC Documents, as of the date of this Agreement there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. Except as set forth in the SEC Documents, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock and Preferred Stock have been duly and validly authorized and issued and are fully paid and nonassessable and were issued in registered transactions or transactions exempt from the registration provision of the Securities Act and in compliance with applicable state securities or "blue sky" laws, except as would not have a Material Adverse Effect.

Section 4.4. Common Stock. The Company has registered the Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of the Common Stock, and the Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq SmallCap Market and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5. SEC Documents. The Company has made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents
(a) complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

Section 4.6. Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investors' representations in Article III, the sale of the Purchased Shares and Warrants pursuant to this Agreement will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Warrants and validly converted in accordance with the terms of the Series B Certificate of Designations, the Conversion Shares and the Warrant Shares will be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Purchased Shares and Warrants pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, Series B Certificate of Designations, the Escrow Agreement, or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Securities or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Securities shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

Section 4.7. No Directed Selling, General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has engaged or will engage in any directed selling efforts in violation of the requirements of Regulation S, (ii) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Purchased Shares or the Warrants, or
(iii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the sale of the Securities under the Securities Act.

Section 4.8. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Purchased Shares or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to any Closing, any Registration Statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 4.9. No Material Adverse Change. Since June 30, 2000, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

Section 4.10. No Undisclosed Events or Circumstances. Since June 30, 2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.11. No Integrated Offering. Other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options, or pursuant to its discussion with the Investors in connection with the transactions contemplated hereby, (a) the Company has not issued, offered or sold any Capital Shares (including for this purpose any securities of the same or a similar class as the Purchased Shares, the Warrants or Common Stock, or any securities convertible into a exchangeable or exercisable for Common Stock) within the six-month period next preceding the date hereof, and (b) the Company shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investors of the Purchased Shares (and the Conversion Shares) and the Warrants (and the Warrant Shares) as contemplated by this Agreement.

Section 4.12. Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are as of the date of this Agreement no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, as of the date of this Agreement, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect. There is as of the date of this Agreement no action, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

Section 4.13. No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Purchased Shares or the Warrants in connection with the transaction contemplated by this Agreement, have not made to the Investors, at any time, any oral communication in connection with the offer or sale of the same which, together with all such communications, including the SEC Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.14. Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.15. Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 4.16.     Tax Matters.

         (a) The Company and each subsidiary has filed all Tax Returns which it is required to file prior to the date of this Agreement under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all material amounts of Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all material amounts of Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any material Tax liabilities, individually or collectively, of the Company if its current tax year were treated as ending on the date hereof.

         (b) No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local Tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; and no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to and is not required to make any adjustments pursuant to ss. 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries, does not have any knowledge that the IRS has proposed any such adjustment or change in accounting method, and does not have any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

         (c) The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another Person that is not a subsidiary of the Company (A) under Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments that would not be deductible under ss. 280G of the Internal Revenue Code.

         (d)      For purposes of this Section 4.16:

                  "IRS" means the United States Internal Revenue Service.

                  "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 4.17. Property. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property, mineral or water rights, and buildings by the Company.

Section 4.18. Intellectual Property Rights. The Company has sufficient title and ownership of or license rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs of the Company, documentation, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted without any conflict with and without infringement of the rights of others. The Company has not received any communications alleging that it has violated or, by conducting its businesses as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company (unless made prior to employment as an independent contractor to the Company).

Section 4.19      Proprietary Information; Noncompetition Covenants.

                  (a) To the knowledge of the Company, the Company has done nothing to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                  (b) Each current employee of the Company's subsidiaries has executed a nondisclosure and assignment of inventions agreement in the form previously provided by the Company to the Investors. Each scientific consultant to the Company has executed a confidentiality and assignment agreement restricting the disclosure of proprietary information of the Company and assigning to the Company all inventions made by such scientific consultant in the course of consulting for the Company. The Company is not aware that any of the employees, officers or scientific consultants of the Company, past or present, is in violation of such agreements, and the Company will use its best efforts to prevent any such violation.

4.20. Company Software.

                  (a) The Company has all technical and descriptive materials for all software used in connection with the business of the Company other than off-the-shelf software acquired for less than $10,000 per application (the "Company Software") as is necessary to run its business in accordance with its historical practices, except as would not have a material adverse effect on the Company.

                  (b) The use of the Company Software does not breach any terms of any contract or agreement. The Company either owns or has been granted under license agreements relating to the Company Software (the "Company License Agreements") valid and subsisting rights with respect to all software comprising the Company Software and such rights may be exercised anywhere in the world. The Company is in compliance with each of the terms and conditions of each of the Company License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a material adverse effect on the Company. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3 or Microsoft Word), the Company has not made and is not using any unauthorized copies of any such software programs and, to the knowledge of the Company, none of the employees, agents or representatives of the Company have made or are using any such unauthorized copies in the conduct of the Company's business, except as would not have a material adverse effect on the Company.

                  (c) The Company Software and the related computer hardware used by the Company in its operations (the "Company Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of the Company, to run the business of the Company in the same manner as such business has operated since inception. The Disclosure Schedule contains a summary description of any unusual problems experienced by the Company in the past twelve months with respect to the Company Software or Company Hardware that would result in an adverse effect on the Company.

Section 4.21. Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Section 4.22. Payments and Contributions. Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.23. Acknowledgment Regarding Investors' Purchase of the Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of arm's-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor's purchase of the Purchased Shares and Warrants. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.24. Employees. To the best of the Company's knowledge, no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the best of the Company's knowledge, no employee or consultant of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, noncompetition agreement or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any previous employer. To the best of the Company's knowledge, as of the date of this Agreement, no officer of the Company nor any Key Employee (as hereinafter defined) of the Company, the termination of whose employment, either individually or in the aggregate, would have a materially adverse effect on the Company, has expressed to the Company any intention of terminating his or her employment with the Company. The Company has no collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor-union-organizing activity pending or threatened with respect to the Company. For purposes of this Agreement, "Key Employee" means and includes each officer of the Company and each employee who contributes to the invention, design or authorship of the Company's Intellectual Property.


Section 4.25. Environmental Matters.

                  (a) The Company has duly complied with, and, to the best knowledge of the Company, all the real estate leased by it either currently or in the past (hereinafter referred to collectively as the "Premises") are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

                  (b) The Company has been issued all material federal, state and local permits, licenses, certificates and approvals known to the Company to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

                  (c) The Company has not received notice of, nor does the Company know of any facts that might constitute, any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, that relate to the use, ownership or occupancy of any of the Premises, and the Company is not in violation of any covenants, conditions, easements, rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto, except for violations that would not reasonably be expected to have a Material Adverse Effect.

                  (d) Except in accordance with a valid governmental permit, license, certificate or approval, to the best of the Company's knowledge, the Company has not caused any emission, spill, release or discharge into or upon
(i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Premises, of any toxic or hazardous substances or wastes at or from any of the Premises.

                  (e) There has been no complaint, order, directive (other than directives applicable to the general public), claim, citation or notice by any governmental authority or any other Person with respect to (i) air emissions,
(ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing any of the Premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting the Company, any of the Premises or any improvements located thereon, or the businesses thereon conducted.

Section 4.26. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such items would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.27. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any contractual restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is a party to any contract or agreement that in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

Section 4.28. Certain Transactions. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and except for arm's-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the best knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.29. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

Section 4.30. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

Section 4.31. No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.32 Finders' Fees. The Company (a) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement other than Mr. Serge Cook of Gardner Resources Ltd. The Company hereby agrees to indemnify and to hold the Investors harmless of and from any liability for any commission or compensation in the nature of a finder's fee to this broker or any other broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

Section 4.33 Absence of Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company.


                                    ARTICLE V

                           Covenants of the Investors

Each Investor, severally and not jointly, covenants with the Company that:

Section 5.1. Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section 5.2 Regulation S Compliance. Each Investor agrees that any hedging transactions it conducts with respect to the Common Stock will only be conducted in compliance with Regulation S. Each investor certifies that it is not a U.S. Person (as defined for purposes of Regulation S) and is not acquiring the securities issuable hereunder for the account or benefit of a U.S. Person. The Investors understand and acknowledge that the Company may refuse to register the transfer of any securities unless made in accordance with the registration or exemption provisions of the Securities Act.

                                   ARTICLE VI

                            Covenants of the Company

Section 6.1. Best Efforts. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 6.2. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof

Section 6.3. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares pursuant to any conversion of the Purchased Shares or exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to any conversion of the Purchased Shares or exercise of the Warrants and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants. The Company further agrees that if at any time 200% of the number of shares of Common Stock issuable upon conversion of the Purchased Shares and exercise of the Warrants would cause the Company to be obligated to issue a number of shares of Common Stock in excess of its authorized capital (after taking into account all other Capital Shares Equivalents then existing), it shall promptly commence all necessary corporate and shareholder action necessary to increase its authorized capital so as to eliminate the aforesaid condition.

Section 6.4. Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing to list the Conversion Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will use its best efforts to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three
(3) Trading Days of the Company's receipt thereof, until the Investors have disposed of all of their Registrable Securities.

Section 6.5. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the Investors have disposed of all of their Registrable Securities.

Section 6.6. [Intentionally Deleted]

Section 6.7. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

Section 6.8. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the Company's obligations under this Agreement, including the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

Section 6.9. Issuance of Purchased Shares and Warrant Shares. The Company shall make any necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Purchased Shares and Warrants to the Investors as required by all applicable laws, and shall provide a copy thereof to the Investors promptly after such filing.

Section 6.10. Relief in Bankruptcy. The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Purchased Shares and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

Section 6.11. Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital and general corporate purposes.

Section 6.12. Financial Information. Until all Registrable Securities have either been sold or may be sold without registration under the Securities Act, the Company shall send the following to each holder of Registrable Securities:
(i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the Securities Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

Section 6.13 Proxy Statement. The Company shall prepare and file with the SEC and shall provide to each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall be not later than ninety (90) days from the Initial Closing Date (the "Stockholder Meeting Deadline"), a proxy statement in accordance with Section 14 of the Exchange Act, which has been previously reviewed by the Investors and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of: (a) the Company's issuance of all of the Conversion Shares and the Warrant Shares in excess of any limitation or cap imposed by the Principal Market or otherwise, and (b) an amendment to the Company's Series A Certificate of Designations to subordinate the rights, preferences and privileges of the shares of Series A Preferred Stock of the Company to the rights, preferences and privileges of the Series B Preferred Stock, including, without limitation, with respect to dividends and liquidation rights, and the Company shall use its best efforts to solicit its stockholders' approval of such proposals and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposals. If the Company fails to hold a meeting of its stockholders or fails to secure stockholder approvals as contemplated hereby by the Stockholder Meeting Deadline (unless such failure is the result solely of the actions of the Investors), then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor an amount in cash per share equal to 2.5% of the aggregate Purchase Price paid for the Purchased Shares purchased hereunder per month until the stockholder approval is obtained (pro rated for partial months). The Company shall make the payments referred to in the immediately preceding sentence within five (5) days of the earlier of (I) the holding of the meeting of the Company's stockholders and (II) the last day of each 30-day period beginning on the day after the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.5% per month (pro rated for partial months) until paid in full.

Section 6.14. Transactions With Affiliates. So long as (i) there are Purchased Shares or Warrants outstanding or (ii) any Investor owns Conversion Shares and/or Warrant Shares with a market value equal to or greater than $500,000, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this Section means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

Section 6.15. Suspension of Trading. In addition any other remedies which the Investors have under this Agreement and under applicable law, for each business day on which trading in the shares of Common Stock is suspended or prohibited on the Principal Market, the Company shall pay the Investors an amount equal to 0.2% of the product of (1) the number of Conversion Shares and Warrant Shares then held by the Investors or into which the Purchased Shares are then convertible and for which the Warrants are then exercisable and (2) the Market Price of the Common Stock on the trading day prior to such suspension or prohibition. The cumulative amount of such amounts which have accrued shall be paid by the Company to the Investors every seven (7) business days after the date of such suspension or prohibition.

Section 6.16. Right of First Refusal. The Company shall not sell any of its securities to Persons other than the Investors during the period commencing on the date hereof and ending one year after the Initial Closing Date unless the Company shall first have satisfied its obligations under this Section 6.16.

         (a) If the Company receives a written offer from any Person or group of Persons other than the Investors to purchase any of the Company's securities, the Company shall give the Investors a written notice of such offer stating the type, terms, and purchase price of such securities and the other material terms and conditions of the sale of such securities and attaching a copy of any offer signed by the Person or Persons making such offer.

         (b) The Investors shall have the right to purchase all or any part of such securities on the same terms and conditions as are set forth in the Company's written notice. Each Investor may exercise its right to purchase such securities by giving a written notice of exercise to the Company within seven days after such Investor's receipt of the Company's notice. Each Investor shall have the right to purchase such securities pro rata in accordance with the number of Conversion Shares that it may purchase under this Agreement. Each Investor may also purchase any securities not purchased by the other Investor.

         (c) If the Investors shall not have exercised their rights to purchase all of such securities, then the Company shall have the right to sell all securities not subscribed by the Investors on the same terms and conditions as those set forth in the Company's notice. If the Company shall not have sold all such securities within 30 days after the expiration of the 7-day period in paragraph (b) above, then the Company shall not sell any such securities unless it first offers to sell such securities to the Investors in accordance with the procedures set forth in this Section 6.16.

Section 6.17. Limitation on Future Financing. The Company agrees that it will not sell or enter into any agreement to sell any of its securities or incur any indebtedness outside the ordinary course of business until six (6) months after the last Closing Date, except for any sales (i) pursuant to any presently existing employee benefit plan which plan has been approved by the Company's stockholders, (ii) pursuant to any compensatory plan for a full-time employee or key consultant, or (iii) with the prior approval of holders of a majority of the Purchased Shares then outstanding, which will not be unreasonably withheld, in connection with a strategic partnership or other business transaction, the principal purpose of which is not financing the Company's business operations.

                                   ARTICLE VII

                            Survival; Indemnification

Section 7.1. Survival. The representations, warranties and covenants made by each of the Company and each Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2. Indemnity. (a) The Company hereby agrees to indemnify and hold harmless the Investors, their respective Affiliates (as defined in SEC Rule 405) and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

         (i) any misrepresentation by the Company or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

         (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

         (iii) any action instituted against the Investors, or any of them, by any stockholder of the Company who is not an Affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement, other than actions arising out of Investor gross negligence or willful misconduct.

         (b) Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

         (i) any misrepresentation by the Investor or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement; or

         (ii) any failure by the Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by the Investor pursuant to this Agreement.

Section 7.3. Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section
7.2 is being sought (the "Indemnifying Party") of the commencement thereof, but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. The Indemnifying Party shall be entitled to assume the defense of any Claim. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment. Notwithstanding the foregoing, the Investors, collectively, shall only be entitled to payment for the fees of one counsel pursuant to this Article VII.

Section 7.4. Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII

         Due Diligence Review; Non-Disclosure of Non-Public Information.

Section 8.1. Due Diligence Review. Subject to Section 8.2, the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2. Nondisclosure of Nonpublic Information.

         (a) The Company shall not disclose material nonpublic information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review and any Investor that accepts to review such nonpublic information, other than any comment letters received from the SEC staff with respect to the Registration Statement, shall as a condition to disclosure of that information to that Investor, enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

         (b) Nothing herein shall require the Company to disclose material nonpublic information to the Investors or their advisors or representatives, and the Company represents that it does not disseminate material nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that, based on such due diligence by such persons or entities, the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE IX

                      Legends; Transfer Agent Instructions

Section 9.1. Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. Transfer Agent Instructions. At each Closing, the Company will issue to the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the issuance thereof, including to any such substitute or replacement transfer agent, as the case may be.

Section 9.3. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions,"

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

or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.4. Investors' Compliance. Nothing in this Article shall affect in any way each Investor's obligations to comply with all applicable securities laws upon its resale of any Securities.

Section 9.5. Transfers without Registration. If an Investor provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by such Investor of any Conversion Shares or Warrant Shares is not required under the Securities Act, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Investor and, if such opinion provides that such legends can be removed, without any restrictive legends.

Section 9.6. Injunctive Relief. The Company acknowledges that a breach by it of its obligations under this Article IX will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article IX will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article IX, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                    ARTICLE X

                           Choice of Law; Arbitration

Section 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in Delaware by persons domiciled in Delaware and without regard to its principles of conflicts of laws.

Section 10.2. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules. In the event of any conflict between those Rules and this Agreement, this Agreement will govern.

         Arbitration will be conducted by a panel of three (3) arbitrators (the "Panel"). Within fifteen (15) days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. The members of the Panel shall decide on one member to act as Chair. If the arbitrators selected by the parties are unable or fail to agree on a third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.

         The place of arbitration shall be New York, New York. Each party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or

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

provisional relief that is necessary to protect the rights or property of that party, pending the Panel's determination of the merits of the controversy. If any such provisional relief is sought, the non-prevailing party shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with that proceeding.

         Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the Chair of the Panel, which determination shall be conclusive. Document exchange shall be completed within forty-five (45) days following selection of the last member of the Panel. At the request of a party, the Panel, through its Chair, shall have the discretion to order examination by deposition of witnesses to the extent the Panel deems such discovery relevant and appropriate. Depositions shall be limited to a maximum of three per party and shall be held within thirty (30) days of authorization by the Panel. Additional depositions may be scheduled only with the permission of the Chair of the Panel for good cause shown. Each deposition shall be limited to one day's duration. All objections are reserved for the arbitration hearing except for objections based on privilege.

         The award of the arbitrators shall be accompanied by a written reasoned opinion, which, to the extent practical, shall be rendered no more than thirty
(30) calendar days following the close of the Panel's adjudicatory hearing on the issues submitted for arbitration. The decision of the Panel will be final, binding, conclusive and non-appealable. The decision of the Panel will be entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Panel (or the sole arbitrator selected, if there is no timely response by the responding party) is authorized and directed to enter a default judgment against a party who fails to take action or to participate in any proceeding hereunder within the time periods prescribed by this Agreement, and by the AAA Rules and/or the Panel.

         The Panel shall award to the prevailing party, as determined by the Panel, all that party's costs and expenses. "Costs and expenses" means all reasonable pre-award expenses of arbitration, including discovery and deposition expenses, witness fees, costs and expenses, and attorneys' fees. If the Panel is unable to determine which party is the "prevailing party," the Panel shall apportion the costs and expenses as it deems appropriate.


                                   ARTICLE XI

                                   Assignment

         Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Purchased Shares or Warrants purchased or acquired by any Investor hereunder, and (b) each Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any Affiliate (as defined under the Securities Act) of the Investor, or to not more than three (3)

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

accredited investors, who agree to make the representations and warranties contained in Article III and who agree to be bound by the terms of this Agreement.


                                   ARTICLE XII

                                     Notices

         All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, or
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:         Atlantic Technology Ventures, Inc.
                           150 Broadway, Suite 1009
                           New York, New York  10038
                           Attention:  Frederic P. Zotos
                           Telephone: (212) 267-2503
                           Facsimile:

with a copy to (shall not constitute
notice):
                           Kramer Levin Naftalis & Frankel LLP
                           919 third Avenue
                           New York, New York  10022-3052
                           Telephone:  (212) 715-9263
                           Facsimile:  (212) 715-8000
                           Attention:  Ezra G. Levin, Esq.

if to the Investors:       As set forth on the signature pages hereto

with a copy to:                     Kevin A. Prakke, Esq.
(shall not                          Wyrick Robbins Yates & Ponton LLP
  constitute notice)                4101 Lake Boone Trail, Suite 300
                                    Raleigh, North Carolina  27607
                                    Telephone:  (919) 781-4000
                                    Facsimile:  (919) 781-4865

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

Each party hereto may from time to time change its address or facsimile number for notices under this Article XII by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Article XII.


                                  ARTICLE XIII

                                  Miscellaneous

Section 13.1. Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.

Section 13.3. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. Number and Gender. There may be one or more Investors as parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one Investor, and all references to an Investor as "it" shall apply equally to a natural person.

Section 13.6. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Purchased Shares or any Conversion Shares or Warrants or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond unless required by the Company's transfer agent) or
(iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.7. Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the execution and delivery of this Agreement and each agreement which is an exhibit hereto, except that the Company shall pay the fees, expenses and disbursements of Wyrick Robbins Yates & Ponton LLP, counsel to the Investors, the accountants to the Investors and shall reimburse BH Capital Investments, L.P. up to $5,000 in consideration of its due diligence expenses with respect to the Company, all as set forth in the Escrow Agreement. The Company shall reimburse the Investors for their reasonable expenses and legal fees incurred in enforcing this Agreement or in any modifications or waivers with respect thereto. The Company shall be responsible for all fees and expenses of any of its financial advisors. The Company's obligations under this
Section 13.7 shall arise and remain in force whether or not any Closing occurs hereunder, unless such failure to close is solely the result of default by the Investors.

Section 13.8. Brokerage. Except as disclosed in Section 4.32 hereof, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other. The Company, on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 13.9. Publicity. Each party agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. No release shall name the Investors without their express consent.

Section 13.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Investors or any subsequent holder of any Securities upon any breach, default or noncompliance of the Investors, any subsequent holder of any Securities or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Investors, shall be cumulative and not alternative.

Section 13.11 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may

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

be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Investors or their transferees holding at least sixty percent (60%) of the outstanding Purchased Shares and Conversion Shares on a fully-diluted basis; provided, however, that no such amendment or waiver approved by fewer than all of the outstanding Purchased Shares and Conversion Shares shall reduce the aforesaid percentage of shares required under this Section 13.11. Any amendment or waiver effected in accordance with this Section 13.11 shall be in writing and shall be binding upon the Investors and each transferee of the securities issuable hereunder. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investors (or their transferees) who have not previously consented thereto in writing.


                                   * * * * * *


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

         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                       Atlantic Technology Ventures, Inc.


                                       By:  /s/ Frederic P. Zotos
                                           ---------------------------
                                       Name:  Frederic P. Zotos
                                       Title: President

Address: 175 Bloor Street East         Investor: BH Capital Investments, L.P.
South Tower, 7th Floor                 By: HB and Co., Inc., its General Partner
Toronto, Ontario, Canada M4W 3R8
Fax: 416-929-5314                      By:  /s/ Henry Brachfeld
                                          ----------------------------
                                       Name: Henry Brachfeld, President
Shares Purchased:
Initial Closing:  $1,000,000
Second Closing:  $500,000

Address: 33 Prince Arthur Avenue       Investor: Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2      By: Excalibur Capital Management, Inc.
Fax: 416-964-8868

Shares Purchased:                      By: /s/ William Hechter
                                          ----------------------------
Initial Closing:  $1,000,000           Name: William Hechter, President
Second Closing:  $500,000


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